                                                                      Exhibit 23


            Consent of Independent Registered Public Accounting Firm

We Consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-51112 and No. 333-64479) pertaining to the HCA 401(k) Plan of our report dated June 23, 2005, with respect to the financial statements and supplemental schedules of the HCA 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.


                                                     /s/ Ernst & Young LLP

Nashville, Tennessee
June 23, 2005